Ex99-27

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/14/1999
991382469 - 3096098

CERTIFICATE OF FORMATION

OF

TORO ENERGY OF KENTUCKY, LLC

     This Certificate of Formation of Toro Energy of Ohio, LLC (the "LLC") is being duly executed and filed by Paul Kaden as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C § 18-101, et seq.).

        FIRST:     The name of the limited liability company formed hereby is Toro Energy of Kentucky, LLC.

        SECOND:    The address of the registered office of the LLC in the State of Delaware is:

                                CorpAmerica, Inc.
                               30 Old Rudnick Lane
                              Dover, Delaware 19901

        THIRD:     The name and address of the registered agent for service of process on the LLC in the state of
                   Delaware are:

                                CorpAmerica, Inc.
                               30 Old Rudnick Lane
                              Dover, Delaware 19901

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 1st day of September,
1999.

                                                              /s/ PAUL KADEN
                                                              PAUL KADEN,
                                                              an authorized person